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                                                                    Exhibit 10.4

                               EPICEPT CORPORATION

                        2005 EMPLOYEE STOCK PURCHASE PLAN
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                               EPICEPT CORPORATION

                        2005 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I PURPOSE AND DEFINITIONS

1.01. Purpose. The EpiCept Corporation 2005 Employee Stock Purchase Plan, as amended from time to time (the "Plan"), provides a convenient method of acquiring shares of stock of EpiCept Corporation (the "Company"), if you are eligible to participate. The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), but is not intended to be subject to section 401(a) of the Code or the Employee Retirement Income Security Act of 1974, as amended.

1.02. Definitions. A term defined in the Plan shall have the meaning ascribed to it wherever it is used herein unless the context indicates otherwise.

ARTICLE II PARTICIPATION

2.01. Adoption by Subsidiaries. The Company's Board of Directors may authorize the adoption of the Plan by one or more subsidiary corporations of the Company ("Participating Subsidiaries").

2.02. Eligibility to Participate. You are eligible to participate in an Offering (as defined in Paragraph 4.02) under the Plan if, as of the first day of such
Offering: (i) you are an employee of the Company or a Participating Subsidiary, and (ii) you are scheduled to work more than five (5) months per year and at least twenty (20) hours per week for the Company and its Participating Subsidiaries (as determined by reference to the Company's employment records) and (iii) you have been employed by the Company or a Participating Subsidiary for a required period (not exceeding two years) as the Committee (as defined in Paragraph 7.01) may determine, in its absolute discretion.

2.03. Participation Agreement. Participation in the Plan is voluntary with respect to each Offering. To participate in an Offering, you must be eligible and complete a written enrollment form provided by the Company ("Participation Agreement") authorizing payroll deductions from your paycheck. Your Participation Agreement will remain in effect through each consecutive Offering unless you choose to revise or revoke it, or you become ineligible to participate in the Plan.

2.04. Termination of Your Participation. You may withdraw at any time from any Offering by written notice to the Committee in such form as it may require. Your participation will also end upon your termination of employment with the
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Company and its parent and subsidiary corporations or when you become ineligible to participate (including by reason of the Company or any Participating Subsidiary terminating its participation in the Plan).

2.05. Designation of Beneficiary. You shall, by written notice to the Committee, designate a person or persons to receive the value of your Account in the event of your death. You may, by written notice to the Committee during employment, alter or revoke such designation, subject always to any applicable law governing the designation of beneficiaries. Such written notice shall be in such form and shall be executed in such manner as the Committee may determine. If upon your death you have not designated a beneficiary under the Plan or such beneficiary does not survive you, the value of your Account shall be paid to your estate.

ARTICLE III CONTRIBUTIONS

3.01. Payroll Deductions. You may accumulate savings to purchase Shares in an Offering by authorizing payroll deductions pursuant to a Participation Agreement, subject to such minimum and maximum limits (expressed in dollars or as a percentage of wages) as the Committee may impose. Such savings shall be credited to your Account with respect to the Offering to which they relate. Payroll deductions for an Offering shall commence with the first paycheck you receive during such Offering and shall end with the last paycheck you receive during such Offering. Paychecks will be treated as having been received when they are sent out or otherwise distributed.

3.02. Change in Rate of Contributions. You may reduce (but not increase) your rate of payroll deduction during an Offering by written notice to the Committee in such form and manner as it requires. Such reduction shall be effective as of the first pay period thereafter by which the Company is able to process the change.

3.03. Possession of Contributions. All payroll deductions made pursuant to the Plan shall be held for your benefit and on your behalf by the Company or any custodian selected by the Committee. Such payroll deductions shall constitute your property notwithstanding that they may be commingled with the general assets of the Company or such custodian.

ARTICLE IV OPTIONS TO ACQUIRE SHARES

4.01. Maximum Number of Shares. The number of shares of common stock of the Company ("Shares") available for issuance under the Plan shall be 500,000 Shares with respect to the ten years following the adoption of the Plan.

4.02. Offerings. The Company will offer Shares for purchase under the Plan ("Offering") for six-month periods beginning on January 1 and July 1 of each calendar year or such other date as the Committee may determine in its absolute discretion (the "Offering Commencement Date"); provided, that the first Offering
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Commencement Date shall be the Effective Date and such first Offering shall end on the next following December 31 or June 30 which is at least 6 months from the Effective Date and the second Offering shall commence on the immediately next following January 1 or July 1. The Company may make additional Offerings for different periods, provided that no Offering shall extend for more than 27 months.

4.03. Options. Each Offering shall constitute an option to purchase whole Shares at a price per Share equal to 85% of the lesser of (i) the fair market value of a Share on the first day of such Offering or (ii) the fair market value of a Share on the last day of such Offering. The fair market value of a Share on any date shall be its closing price reported by the principal stock exchange on which Shares are traded for such date or for the next earliest date on which Shares were traded.

4.04. Individual Limit on Options. No Participant shall be granted or otherwise permitted to have one or more options to purchase, during any calendar year, shares of stock of the Company or any of its parent or subsidiary corporations under the Plan or other plans qualifying under Section 423 of the Code having a fair market value (as of the applicable date of grant) of more than $25,000 in the aggregate for all such options.

4.05. Purchase of Shares. Unless you have withdrawn or become ineligible prior to the end of an Offering, your accumulated savings shall be automatically applied on the last day of the Offering to purchase whole Shares to the extent feasible in accordance with the Offering. Such purchase shall be treated as the exercise of an option represented by the Offering. Any amount remaining in your Account after such purchase shall be applied to the next Offering. You are not entitled or permitted to make cash payments in lieu of payroll deductions to acquire Shares in an Offering. In no event shall any Shares be purchased pursuant to an Offering more than 27 months after the commencement of the Offering.

4.06. Source of Shares. Shares may be purchased directly from the Company or by the Broker pursuant to directions from the Committee. If the Broker acquires Shares pursuant to an open market transaction, such purchase shall be made at the market price prevailing on the applicable exchange.

4.07. Restriction on 5% Owners. No employee shall be permitted to purchase Shares under the Plan if, immediately after such purchase, such employee would possess stock having 5% or more of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, determined by applying the stock ownership rules of section 424(d) of the Code.

4.08. Prohibition Against Assignment. Your right to purchase Shares under the Plan are exercisable only by you and may not be sold, pledged, assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, surrender or transfer such rights shall be void and shall automatically cause any purchase rights held by you
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to be terminated. In such event, the Committee may refund in cash, without interest, all contributions credited to your Account.

ARTICLE V ACCOUNTS

5.01. Establishment of Accounts. The Committee shall cause to be maintained a separate account for each participant ("Account") to record the amount of payroll deductions with respect to each Offering, and the purchase price for and the number of Shares, credited to such participant. No interest or other earnings shall be credited to any contributions under the Plan.

5.02. Custody of Shares. The Committee shall select a broker ("Broker") which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent instructions to the contrary from a Participant, certificates for Shares purchased will not be issued by the Broker to a participant.

5.03. Voting of Shares. You shall direct the Broker as to how to vote the full Shares credited to your Account.

ARTICLE VI DISBURSEMENTS FROM ACCOUNT

6.01. Withdrawal of Contributions. Upon your withdrawal from any Offering, all or any designated portion of the contributions credited to your Account with respect to such Offering shall be disbursed, without interest, to you.

6.02. Withdrawal of Shares. You may at any time withdraw all or any number of whole Shares credited to your Account under the Plan by directing the Broker to cause your Shares (subject to the charges described in Paragraph 7.03 of the Plan) to be: (i) issued as certificates in your name, (ii) sold and the net proceeds distributed to you in cash or (iii) transferred to another brokerage account of yours.

6.03. Distribution Upon Termination. Upon termination of your participation in the Plan as a whole prior to the expiration of all Offerings thereunder, all contributions and Shares credited to your Account shall be disbursed to and as directed by you in accordance with the Plan. All contributions credited to your Account that have not been applied to the purchase of Shares shall be returned to you without interest, unless such termination coincides with the expiration of an Offering and Shares are purchased accordingly. Shares credited to your Account shall, in accordance with instructions to the Broker from you and at your expense, be distributed in the same manner as permitted upon any withdrawal.

6.04. Failure to Provide Directions. If within ninety (90) days after you have withdrawn from the Plan you have not notified the Broker of your instructions as
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set forth herein, the Committee shall direct the Broker to issue Shares in your name and deliver the same to you at your last known address.

6.05. Sale of Shares. If you elect to receive the proceeds from the sale of your Shares, the amount payable shall be determined by the Broker based upon the proceeds of the sale of your Shares at the market price prevailing on the Nasdaq National Market, less any applicable commissions, fees and charges. The Broker, acting on your behalf, shall take such action as soon as practicable, but in no event later than five (5) business days after receipt of notification from you. The Company assumes no responsibility in connection with such transactions, and all commissions, fees or other charges arising in connection therewith shall be borne directly by you. The amount thus determined shall be paid in a lump sum to you.

6.06. Unpaid Leave of Absence. Unless you withdraw from the Plan, Shares will be purchased with contributions to your Account on the last day of the Offering following the commencement of an unpaid leave of absence, unless your employment terminates prior to that time. The number of Shares purchased will be determined by applying the amount of your contributions prior to such leave of absence. Upon your return to work following an unpaid leave of absence, payroll deductions shall resume at the rate in effect at the commencement of the leave of absence.

ARTICLE VII ADMINISTRATION AND EXPENSES

7.01. The Plan shall be administered by a Committee, which shall consist of such members as determined by the Company ("Committee"). The Committee shall interpret and apply the provisions of the Plan in its good faith discretion, and the Committee's decision is final and binding. The Committee may establish rules for the administration of the Plan.

7.02. Expenses for Purchase of Shares. The Company shall pay brokerage commissions, fees and other charges, if any, incurred for purchases of Shares with payroll deductions made under the Plan.

7.03. Expenses to Sell or Transfer Shares. All brokerage commissions, fees or other charges in connection with any sale or other transfer of your Shares shall be paid by you. In addition, any charges by the Broker in connection with your request to have certificates representing Shares registered in your name shall be paid by you.

7.04. Post-Termination Expenses. Upon your termination of employment or your withdrawal from the Plan for any other reason, all commissions, fees and other charges thereafter relating to your Account will be your responsibility.
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ARTICLE VIII MERGERS AND OTHER SHARE ADJUSTMENTS

8.01. Mergers or Other Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding options under the Plan shall be subject to the agreement of merger or consolidation. Such agreement, without the consent of any Participant, may provide for:

     (a) the continuation of such outstanding options by the Company (if the Company is the surviving corporation);

     (b) the assumption of the Plan and such outstanding options by the surviving corporation or its parent;

     (c) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options, including the substitution of shares of common stock of the surviving corporation with such appropriate adjustments so as not to enlarge or diminish the rights of Participants; or

     (d) the cancellation of such outstanding Options without payment of any consideration other than the return of contributions credited to Participants' Accounts, without interest.

8.02. Adjustments to Shares or Options. In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the fair market value of the Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments so as not to enlarge or diminish the rights of Participants, in one or more of: (i) the number of Shares available for purchase under the Plan, (ii) the number of Shares subject to purchase under outstanding options or (iii) the purchase price per Share under each outstanding option.

ARTICLE IX AMENDMENT AND TERMINATION

9.01. Authority. The Board of Directors of the Company may at any time terminate or amend the Plan in any respect, including, but not limited to, terminating the Plan prior to the end of an Offering Period or reducing the term of an Offering Period; provided, however, that the number of Shares subject to purchase under the Plan shall not be increased without approval from the Company's shareholders.

9.02. Termination of the Plan. The Plan and all rights of Participants to purchase any Shares hereunder shall terminate at the earlier of the conclusion of the last Offering Period authorized herein, or as otherwise determined by and at the discretion of the Company.
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9.03. Distributions on Plan Termination. Upon termination of the Plan at the end of an Offering Period, Shares shall be issued to Participants, and cash, if any, remaining in the Accounts of the Participants, shall be refunded to them, as if the Plan were terminated at the end of an Offering Period. Upon termination of the Plan prior to the end of an Offering Period, all amounts not previously applied to the purchase of Shares shall be distributed to you.

9.04. Effect on Broker. No amendments to the Plan which affect the responsibilities or duties of the Broker shall be effective without the agreement and approval of the Broker.

ARTICLE X MISCELLANEOUS

10.01. Foreign Laws. The Committee may grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; provided, however, that no such awards may be granted pursuant to this Section 10.01 and no action may be taken which would result in a violation of the Securities Exchange Act of 1934, as amended, the Code or any other applicable law.

10.02. Effective Date of Plan. The Plan shall become effective on such date as determined by the Committee (the "Effective Date"), but no Shares shall be purchased under an Offering unless and until the Plan has been approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Company's Board of Directors.

10.03. Joint Ownership. Shares may be registered in the name of the Participant, or, if he or she so designates, in his or her name jointly with his or her spouse, with a right of survivorship.

10.04. No Employment Rights. The Plan shall not be deemed to constitute a contract of employment between the Company and you, nor shall it interfere with the right of the Company to terminate you and treat you without regard to the effect which such treatment might have upon you under the Plan.

10.05. Tax Withholding. The Company shall withhold from amounts to be paid to you as wages, any applicable Federal, state or local withholding or other taxes which it is from time to time required by law to withhold.

10.06. Compliance with Laws. The Company may direct the Broker to delay the issuance of any certificate in the name of any person or the delivery of Shares to any person if it determines that listing, registration or qualification of such Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares
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under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

10.07. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware and without regard to the conflict of laws principles of such state.

                                        EpiCept Corporation


                                        By:
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                                        Name:
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                                        Title:
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